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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to (i) the incorporation by reference of our report dated March 27, 2000, included in Waste Management, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, into the Prospectus Supplement dated February 2, 2001 relating to the Registration Statement on Form S-3 (Registration No. 333-80063) and (ii) all references to our Firm included in the Prospectus Supplement and Registration Statement.


                                             ARTHUR ANDERSEN LLP

                                         /s/ ARTHUR ANDERSEN LLP

Houston, Texas
February 5, 2001